UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2011

CONSORTEUM HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53153	45-2671583
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 Church Street, Suite 14, Los Gatos, CA 95030
(Address of principal executive offices) (Zip code)

(888) 702-3410
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2011, Consorteum Holdings, Inc. (the “Company”) filed a Certificate of Withdrawal of Certificate of Designation with the Secretary of State of the State of Nevada (the “Nevada SOS”) with respect to the Certificate of Designation of Series A Preferred Stock of the Corporation filed with the Nevada SOS on June 3, 2010.  No shares of such Series A Preferred Stock were ever issued or outstanding.  A copy of the Certificate of Withdrawal is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

On December 8, 2011, the Company filed a Certificate of Designation of a new Series A Preferred Stock and a Series B Preferred Stock of the Corporation with the Nevada SOS.  A copy of the Certificate of Designation is filed as Exhibit 3.2 to this Current Report and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed as part of this Current Report on Form 8-K:

3.1  Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock filed with the Secretary of State of the State of Nevada on December 5, 2011

3.2  Certificate of Designation of Series A and B Preferred Stock filed with the Secretary of State of the State of Nevada on December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 9, 2011

CONSORTEUM HOLDINGS, INC.,
a Nevada corporation

By: /s/ Joseph R. Cellura
---------------------------------
Joseph R. Cellura
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Withdrawal filed with the Secretary of State of the State of Nevada on December 5, 2011

3.2	Certificate of Designation of Series A and B Preferred Stock filed with the Secretary of State of the State of Nevada on December 8, 2011